                                                            Exhibit 4(a)


                      PLEASE READ THIS CONTRACT CAREFULLY


Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

Values removed from a Guarantee Period Account prior to the end of its Guarantee Period may be subject to a Market Value Adjustment that may increase or decrease the values. A negative Market Value Adjustment will never be applied to the Death Benefit. A positive Market Value Adjustment, if applicable, will be added to the Death Benefit when the benefit paid is the contract's Accumulated Value. Please refer to the Market Value Adjustment section for additional information.

                          RIGHT TO EXAMINE CONTRACT


The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed and less any Payment Credits. These values are determined as of the
date the contract is returned to the Company.   If, however, the contract is
issued as an Individual Retirement Annuity (IRA), the Company will refund gross payments.

            ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:            Dover, Delaware
Principal Office:       440 Lincoln Street, Worcester, Massachusetts  01653


This is a legal contract between Allmerica Financial Life Insurance and Annuity Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefits payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.






             Flexible Payment Deferred Variable and Fixed Annuity
             Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                              Non-Participating



FORM A3028-99

                              TABLE OF CONTENTS


SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

OWNER, ANNUITANT AND BENEFICIARY . . . . . . . . . . . . . . . . . . . . . . 9

THE ACCUMULATION PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . .

PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

PAYMENT CREDITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

VALUES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

WITHDRAWAL AND SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . .14

DEATH BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

THE PAYOUT PHASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ANNUITY BENEFIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

WITHDRAWAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS. . . . . . . . . . . . . . . . . .23

DEATH OF THE ANNUITANT . . . . . . . . . . . . . . . . . . . . . . . . . . .23

ANNUITY BENEFIT PAYMENT OPTIONS. . . . . . . . . . . . . . . . . . . . . . .24

ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS. . . . . . . . . . . . . . . . . .24

ANNUITY OPTION RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . .24

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28


FORM A3028-99

                                  DEFINITIONS

Accumulated Value          The aggregate value of all accounts in this contract
                           before the Annuity Date.  As long as the Accumulated
                           Value is greater than zero, the contract will stay in effect.

Accumulation Unit          A measure used to calculate the value of a
                           Sub-Account before annuity benefit payments begin.

Annuitant                  On and after the Annuity Date, the person upon whose
                           continuation of life annuity benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include joint
                           Annuitants.

Annuity Date               The date annuity benefit payments begin.  The
                           Annuity Date is shown on the Specifications page.

Annuity Unit               A measure used to calculate annuity benefit payments
                           under a variable annuity option.

Beneficiary                The person, persons or entity entitled to the Death
                           Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity Date.

Company                    Allmerica Financial Life Insurance and Annuity
                           Company.

Contract Year              A one-year period based on the issue date or an
                           anniversary thereof.

Effective Valuation Date   The Valuation Date on or immediately following the
                           day a payment, request for transfer, withdrawal or surrender, or proof of death is received at the Principal Office.

Fixed Account              The part of the Company's General Account to which
                           all or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account            All assets of the Company that are not allocated to
                           a Separate Account.

Gross Payment Base         Total gross payments made to the contract reduced by
                           withdrawals which exceed the Withdrawal Without
                           Surrender Charge amount.

Guarantee Period           The number of years that a Guaranteed Interest Rate
                           applies to a Guarantee Period Account.

Guarantee Period Account   An account which corresponds to a Guaranteed
                           Interest Rate for a specified Guarantee Period and is supported by assets in a Separate Account. The
                           Owner may only invest in a Guarantee Period Account prior to the Annuity Date.

Guaranteed Interest Rate   The annual effective rate of interest after daily
                           compounding credited to a Guarantee Period Account.

Market Value Adjustment    A positive or negative adjustment to earnings in a
                           Guarantee Period Account assessed if any portion of a Guarantee Period Account is withdrawn or transferred prior to the end of its Guarantee
                           Period.


FORM A3028-99                          7

Owner The person, persons or entity entitled to exercise the rights and privileges under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include Joint Owners.

Payment Credit             The amount credited to the contract by the Company
                           each time a Payment is made into the contract.

Pro Rata How a Payment or withdrawal may be allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Qualified Contract         A contract that is purchased in connection with a
                           retirement plan which meets the requirements of Sections 401, 403, 408 and 408A, of the Internal
                           Revenue Code.

Separate Account           A segregated account established by the Company.
                           The assets in a Separate Account are not commingled with the Company's general assets and obligations.
                           The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State The state or jurisdiction in which the contract is issued.

Sub-Account                A Variable Account subdivision that invests
                           exclusively in shares of a corresponding Fund.

Surrender Value            The amount payable to the Owner on full surrender
                           after application of any Market Value Adjustment, surrender charge and Contract Fee.

Survivor Annuity Benefit   The number of Annuity Units (under a variable joint
Percentage                 life annuitization option) or the dollar value of
                           the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the amount paid when both individuals are living. The Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds
                           Survivor Option, the Survivor Annuity Benefit
                           Percentage is 66 2/3 %. This percentage is only applicable after the death of the first Annuitant.

Valuation Date             A day the values of all units are determined.
                           Valuation Dates occur on each day the New York Stock
                           Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period           The interval between two consecutive Valuation
                           Dates.

Variable Account           The Company's Separate Account, consisting of
                           Sub-Accounts that invest in the underlying Funds.


FORM A3028-99                          8

                      OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                           The Owner may exercise all rights and options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary.
                           Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                 Prior to the Annuity Date and prior to the death of
                           an Owner, the Owner may be changed at any time.
                           Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for contracts issued under provisions of the Internal Revenue Code.

                           An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                           The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                  When the contract is issued, the Annuitant will be
                           as shown on the Specifications page. The Annuitant may be changed in accordance with the terms of this contract. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death
                           Benefit is not paid unless the Owner is a non-natural person.

                           A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office.
                           The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.


FORM A3028-99                          9

Beneficiary                The Beneficiary is as named on the Specifications
                           page unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant. An irrevocable
                           Beneficiary must consent in writing to any change.
                           Unless otherwise indicated, the Beneficiary will be revocable.

                           A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                           All benefits payable to the Beneficiary under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                           The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds     To the extent allowed by law, this contract and any
                           payments made under it will be exempt from the claims of creditors.


FORM A3028-99                         10

                           THE ACCUMULATION PHASE

                           PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment            The Initial Payment is shown on the Specifications
                           page.

Additional Payments        Prior to the Annuity Date and before the death of an
                           Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                           Specifications page). Total Payments made may not exceed [$5,000,000] without the Company's consent.

Payment Allocations        The Initial Payment is allocated in accordance with
                           the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                           The minimum amount that may be allocated to a Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                           PAYMENT CREDITS

                           Each time the Owner makes a Payment to the contract, the Company will credit an amount equal to or greater than such Payment multiplied by the Payment Credit Percentage (see Specifications page). This amount will be credited to the contract's Accumulated Value. Each Payment Credit will be allocated in the same manner as its corresponding Payment.

                           The Payment Credit will be deducted from the amount paid to the Owner if the Owner exercises the Right To Examine Contract provision.

                           VALUES

Value of the Variable      The value of a Sub-Account on a Valuation Date is
Account                    determined by multiplying the Accumulation Units in
                           that Sub-Account by the Accumulation Unit Value as of the Valuation Date.


FORM A3028-99                         11

                           Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit          The value of a Sub-Account Accumulation Unit as of
Values                     any Valuation Date is determined by multiplying the
                           value of an Accumulation Unit for the preceding
                           Valuation Date by the Net Investment Factor for that Valuation Period.

Net Investment Factor      The Net Investment Factor measures the investment
                           performance of a Sub-Account from one Valuation
                           Period to the next.  This factor is equal to
                           1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting
                           (c) and (d) where:

                           (a) is the investment income of a Sub-Account for
                               the Valuation Period, including realized or unrealized capital gains and losses during the Valuation Period, adjusted for provisions made for taxes, if any;

                           (b) is the value of that Sub-Account's assets
                               at the beginning of the Valuation Period;

                           (c) is the Mortality and Expense Risk Charge
                               applicable to the current Valuation Period
                               (see Specifications page) plus any applicable Rider charges; and

                           (d) is the Administrative Charge applicable to
                               the current Valuation Period (see
                               Specifications page).

                           The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed         Amounts allocated to the Fixed Account receive
Account                    interest at rates periodically set by the Company.
                           The Company guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account
                           Guaranteed Interest Rate (see Specifications page).

                           The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this contract is delivered.


FORM A3028-99                         12

Value of the Guarantee     Amounts allocated to the same Guarantee Period
Period Accounts            Account on the same day will be treated as one
                           Guarantee Period Account. The interest rate in effect when an amount is allocated to a Guarantee
                           Period Account is guaranteed for the duration of the Guarantee Period. Each time the Guaranteed
                           Interest Rate changes for a particular Guarantee
                           Period, a new Guarantee Period Account is established.

                           The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest        The Company will periodically set Guaranteed
Rates                      Interest Rates for each available Guarantee Period.
                           These rates will be guaranteed for the duration of the respective Guarantee Periods. A Guaranteed
                           Interest Rate will never be less than the Guarantee
                           Period Account Minimum Interest Rate (see
                           Specifications page).

Renewal Guarantee          At least 45 days (but not more than 75 days) prior
Periods                    to the end of a Guarantee Period, the Company will
                           notify the Owner in writing of the expiration of that Guarantee Period. The Owner may transfer amounts to the Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period.
                           The transfer will not be subject to a Market Value
                           Adjustment; see "Market Value Adjustment", page [8].
                           Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed Interest Rates. If reallocation instructions are not received at the Principal Office before the end of a Guarantee
                           Period, the Guarantee Period Account value will be automatically applied to a new Guarantee Period
                           Account with the same Guarantee Period unless:

                           (a) less than the Guarantee Period Account Minimum
                               Allocation Amount (see Specifications page) remains in the Guarantee Period Account on its expiration date; or

                           (b) the Guarantee Period would extend beyond the
                               Annuity Date or is no longer available.

                           In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Contract Fee               Prior to the Annuity Dates on each contract
                           anniversary and when the contract is surrendered, the Company will deduct a Contract Fee (see
                           Specifications page) Pro Rata.


FORM A3028-99                         13

                           TRANSFER

                           Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Guarantee Period Account Minimum Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                           Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                           There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                           The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                           WITHDRAWAL AND SURRENDER

                           Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                           Any withdrawal must be at least the Minimum
                           Withdrawal Amount (see Specifications page). A withdrawal will not be permitted if the Accumulated Value remaining in the contract would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                           When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                           Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received.
                           The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                           Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date.

                           If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the rate mandated by the appropriate State.


FORM A3028-99                         14

Withdrawal Without         In each calendar year, withdrawals up to the
Surrender Charge           greater of (a) or (b) may be made without a
                           surrender charge where:

                           (a) is cumulative earnings excluding Payment
                               Credits, calculated by determining the
                               Accumulated Value as of the Effective Valuation Date reduced by total gross payments and Payment Credits not previously withdrawn; and

                           (b) is a percent (see Specifications page) of the
                               Gross Payment Base as of the Effective
                               Valuation Date, reduced by any prior Withdrawal Without Surrender Charge made in the same calendar year.

                           The Withdrawal Without Surrender Charge will first be deducted from cumulative earnings even if it is based upon (b) above. To the extent that it exceeds cumulative earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn. Amounts withdrawn from a Guarantee Period Account prior to the end of the applicable Guarantee Period will be subject to a Market Value Adjustment.

Life Expectancy            For Qualified Contracts and contracts funding
Distribution Benefit       employer-sponsored Internal Revenue Code section
                           457 plans, in each calendar year, the amount of the Life Expectancy Distribution ("LED") benefit available under the Company's then current LED rules that exceeds the Withdrawal Without Surrender
                           Charge amount may also be withdrawn without charge.
                           Each calendar year the LED benefit available is reduced by any prior Withdrawal Without Surrender
                           Charge in the same year. LED benefits are based on the life expectancy of the Owner or the joint life expectancies of the Owner and the Beneficiary.

Withdrawal With            Any amounts withdrawn or surrendered in excess of
Surrender Charge           the Withdrawal Without Surrender Charge amount or
                           Life Expectancy Distribution benefit, if applicable, may be subject to a surrender charge.

                           These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).


FORM A3028-99                         15

Waiver of Surrender        The surrender charge will be waived if an Owner, or
Charge                     the Annuitant if the Owner is a non-natural person,
                           is:

                           (a) admitted to a "medical care facility" after
                               being named Owner or Annuitant and remains confined there until the later of one year after the issue date or 90 consecutive days;

                           (b) first diagnosed by a licensed "physician" as
                               having a "fatal illness" after the issue date and after being named Owner or Annuitant; or

                           (c) "physically disabled" after the issue date
                               and after being named Owner or Annuitant and before attaining age 65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed "physician" of its choice and at its expense.

                           "Medical care facility" means any State licensed facility providing medically necessary inpatient care which is prescribed by a licensed "physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal illness" means a condition diagnosed by a licensed "physician" which is expected to result in death within two years of the diagnosis. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license. "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation or to conduct daily activities for a period of at least 12 consecutive months as a result of disease or bodily injury.

                           No additional Payments are permitted after this provision becomes effective.

Market Value Adjustment    A transfer, withdrawal or surrender from a Guarantee
                           Period Account after the expiration of its Guarantee
                           Period will not be subject to a Market Value
                           Adjustment. A Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from a Guarantee Period Account. Amounts in a Guarantee
                           Period Account that are applied under an Annuity
                           Option are treated as withdrawals when calculating the Market Value Adjustment. The Market Value
                           Adjustment will be determined by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee Period Account is equal to:

                                      n/365
                                (1+i)
                                -----
                                                  (1+j)- 1

                           where:

                                i - is the Guaranteed Interest Rate expressed as a decimal (for example: 3% = 0.03) being credited to the current Guarantee Period;


FORM A3028-99                         16
                                j - is the new Guaranteed Interest Rate, expressed as a decimal, for a Guarantee Period with a duration equal to the number of years remaining in the current Guarantee Period, rounded to the next higher number of whole years. If that rate is not available, the Company will use a suitable rate or index allowed by the Department of Insurance; and

                                n - is the number of days remaining from the Effective Valuation Date to the end of the current Guarantee Period.

                           If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

                           DEATH BENEFIT

                           At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant upon receipt at the Principal Office of proof of death.

Death Benefit              The Death Benefit will be the greater of:

                           (a) the Accumulated Value on the Effective
                               Valuation Date, increased by any positive
                               Market Value Adjustment; or

                           (b) the sum of the gross payments made under this
                               contract prior to the date of death,
                               proportionately reduced to reflect all partial withdrawals.

                               For each withdrawal, the proportionate
                               reduction is calculated by multiplying the Death Benefit under the (b) option, immediately prior to the withdrawal, by the following:

                                     Amount of the withdrawal
                                     ------------------------
                                   Accumulated Value immediately
                                      prior to the withdrawal


FORM A3028-99                         17

Payment of the Death       Unless the Owner has specified otherwise, the Death
Benefit                    Benefit will be paid to the Beneficiary within 7
                           days of the Effective Valuation Date.
                           Alternatively, the Beneficiary may, by a Request in writing, elect to:

                           (a) defer distribution of the Death Benefit for a
                               period no more than 5 years from the date of death; or

                           (b) receive distributions over his/her life
                               expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.

                           If distribution of the Death Benefit is deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the [money market Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                           If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                           (a) any value in the Guarantee Period Accounts
                               will be transferred to the [money market
                               Sub-Account];

                           (b) the excess, if any, of the Death Benefit over
                               the contract's Accumulated Value will also be transferred to the [money market Sub-Account];

                           (c) additional Payments may be made; and

                           (d) any subsequent spouse of the new Owner, if
                               named as the Beneficiary, may not continue the contract.


FORM A3028-99                         18

                               THE PAYOUT PHASE


                           ANNUITY BENEFIT

Annuity Options            Annuity Options are available on a fixed, variable
                           or combination fixed and variable basis.  The
                           Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly annuity benefit payments will be made under the Fixed Life Annuity with Cash
                           Back option.

                           The Owner may also elect to have the Death Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                           Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity       The Owner must select an Annuity Benefit Payment
Benefit Payments           Option (see page 24 for a list of such options).
                           Annuity benefit payments will be paid monthly or at any other frequency currently offered by the Company. If the first payment would be less than the Minimum Annuity Benefit Payment (see
                           Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal
                           Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive.

Annuity Benefit            In the case of a variable annuity option, the Owner
Payment Change Frequency   must select an Annuity Benefit Payment Change
                           Frequency. This is the frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity
                           Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period.
                           The Owner must also select the date of the first change.

Assumed Investment         In the case of a variable annuity option, the Owner
Return                     must select an Assumed Investment Return ("AIR").
                           This rate is used to determine the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of the selected Sub-Account (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase. If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision       The Owner may reverse the decision to annuitize by
To Annuitize               a Request in writing within 90 days after the
                           Annuity Date. Upon receipt of such notice, the Company will place the contract back to the Accumulation Phase subject to the following:


FORM A3028-99                         19

                           (a) The funds applied under a variable annuity
                               option during this period will be treated as if they had been invested in the Accumulation Phase of the contract, with the same allocations that were in effect since the Annuity Date.

                           (b) The funds applied under a fixed annuity
                               option during this period will be treated as if they had been invested in the Accumulation Phase of the contract in the Fixed Account, since the Annuity Date.

                           (c) Any annuity benefit payment paid or
                               withdrawal taken during this period will treated as a withdrawal of the Surrender Value as of the date of the payment or withdrawal. Fixed annuity benefit payments will be treated as withdrawals from the Fixed Account. Variable annuity benefit payments will be treated as withdrawals from the variable Sub-Accounts. Surrender charges may apply to these withdrawals.

                           (d) If the Company learns of the Owner's
                               decision to reverse after the Maximum
                               Alternative Annuity Date (see Specifications page) the Owner must immediately select another Annuity Benefit Payment Option.

Annuity Value              The Annuity Value will be the Accumulated Value,
                           after application of any applicable Market Value
                           Adjustment less any applicable premium tax. For a Death Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation
                           Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                           The amount of the first annuity benefit payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values        A Sub-Account Annuity Unit Value on any Valuation
                           Date is equal to its value on the preceding
                           Valuation Date multiplied by the product of:

                           (a) a discount factor equivalent to the Assumed
                               Investment Return; and

                           (b) the Net Investment Factor of the Sub-Account
                               funding the annuity benefit payments for the applicable Valuation Period.

                           The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                           Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.


FORM A3028-99                         20

                           Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units    For each Sub-Account the number of Annuity Units
                           determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation
                           Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity         Annuity benefit payments are paid to the Owner.  By
Benefit Payments           request in writing, the Owner may direct that
                           payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                           (a) If the deceased Owner was the sole Owner,
                               then the remaining annuity benefit payments will be payable to the Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the contract.

                           (b) If the contract has joint Owners, then the
                               remaining annuity benefit payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the contract.

                           TRANSFER

                           After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-Accounts by Request to the Principal Office.

                           Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                           There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                           The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                           WITHDRAWAL

                           After the Annuity Date and prior to the death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals.
                           If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.


FORM A3028-99                         21

                           Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                           Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                           Only one Request for withdrawal under each of the following provisions may be made each calendar year.

Payment Withdrawal         Each calendar year, the Owner can request a
Amount Option              withdrawal up to an amount equal to the Payment
                           Withdrawal Amount (see Specifications page) multiplied by the previous annuity benefit payment.

                           For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                     Amount of the withdrawal
                                     ------------------------
                                  Present Value of all remaining
                                  fixed annuity benefit payments
                                immediately prior to the withdrawal.

                           For variable Annuity Options, each withdrawal proportionately reduces the number of Annuity Units in each future annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                     Amount of the withdrawal
                                     ------------------------
                                  Present Value of all remaining
                                variable annuity benefit payments
                              immediately prior to the withdrawal.

Present Value              Over the life of the contract, for period certain,
Withdrawal Option          life with period certain and cash back Annuity
                           Options when there are remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal
                           Amount (see Specifications page).


FORM A3028-99                         22

                           For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                     Amount of the withdrawal
                                     ------------------------
                                  Present Value of all remaining
                             fixed guaranteed annuity benefit payments
                               immediately prior to the withdrawal.

                           For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                     Amount of the withdrawal
                                     ------------------------
                                  Present Value of all remaining
                            variable guaranteed annuity benefit payments
                               immediately prior to the withdrawal.

                           If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain or life with cash back payout:

                           (a) for variable Annuity Options, the number of
                               Annuity Units will increase to the number of Annuity Units payable prior to any withdrawals, adjusted for transfers.

                           (b) for fixed Annuity Options, the dollar amount
                               of the annuity benefit payments will increase to the amount payable prior to any withdrawals, adjusted for transfers.

                           PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                           For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments increased by the following adjustments:

Adjustment

                           Death of the Annuitant                                                   0.00%
                           Withdrawals
                                 5 or more years after the issue date                               0.00%
                                 Within 5 years of issue date:
                                      15 or more years of annuity benefit payments being valued     1.00%
                                      10-14 years of annuity benefit payments being valued          1.50%
                                      Less than 10 years of annuity benefit payments being valued   2.00%

                           DEATH OF THE ANNUITANT

                           Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.


FORM A3028-99                         23

                           ANNUITY BENEFIT PAYMENT OPTIONS

                           PERIOD CERTAIN ANNUITY:

                           Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 5 to 30.

                           LIFE ANNUITY:

                           (a) Single Life - Periodic annuity benefit
                               payments during the Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

                           (b) Joint and Survivor - Periodic annuity benefit
                               payments during the joint lifetime of the joint Annuitants. For variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.
                               For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

                           ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                           If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                           PERIOD CERTAIN

                           Periodic guaranteed payments for a period of ten years, or any other period currently made available by the Company.

                           CASH BACK:

                           Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of annuity benefit payments made will be paid to the Owner or Beneficiary, whichever is applicable.

                           ANNUITY OPTION RATES

                           The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


FORM A3028-99                         24

                             ANNUITY OPTION TABLES

                        FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                       FOR EACH $1,000 OF ANNUITY VALUE APPLIED

      Age                Life Annuity with                            Life                                Life Annuity
    Nearest             Payments Guaranteed                          Annuity                              with Cashback
    Payment                 for 10 Years

                  Male        Female       Unisex         Male        Female       Unisex        Male        Female        Unisex
      50          4.05         3.81         3.91          4.08         3.83         3.93         3.90         3.72          3.79

      51          4.11         3.87         3.97          4.15         3.89         3.99         3.96         3.77          3.85
      52          4.18         3.93         4.03          4.22         3.95         4.06         4.01         3.82          3.90
      53          4.25         3.99         4.10          4.30         4.01         4.13         4.07         3.88          3.96
      54          4.33         4.06         4.17          4.38         4.08         4.20         4.14         3.94          4.02
      55          4.41         4.13         4.24          4.46         4.15         4.28         4.20         3.99          4.07

      56          4.49         4.20         4.32          4.55         4.23         4.36         4.27         4.06          4.14
      57          4.58         4.28         4.40          4.65         4.31         4.45         4.34         4.12          4.21
      58          4.68         4.36         4.49          4.75         4.40         4.54         4.42         4.19          4.28
      59          4.78         4.45         4.58          4.86         4.49         4.64         4.50         4.26          4.36
      60          4.88         4.54         4.67          4.98         4.59         4.74         4.58         4.34          4.44

      61          4.99         4.63         4.77          5.10         4.69         4.85         4.67         4.42          4.52
      62          5.10         4.73         4.88          5.23         4.80         4.97         4.76         4.50          4.60
      63          5.23         4.84         4.99          5.37         4.92         5.10         4.85         4.59          4.69
      64          5.35         4.95         5.11          5.52         5.04         5.24         4.95         4.68          4.79
      65          5.48         5.07         5.24          5.69         5.18         5.38         5.06         4.78          4.89

      66          5.62         5.20         5.37          5.86         5.32         5.54         5.17         4.89          5.00
      67          5.77         5.33         5.51          6.04         5.47         5.70         5.28         4.99          5.11
      68          5.92         5.47         5.65          6.24         5.64         5.88         5.40         5.11          5.23
      69          6.07         5.62         5.80          6.45         5.82         6.07         5.52         5.23          5.35
      70          6.23         5.78         5.96          6.67         6.01         6.27         5.66         5.36          5.48

      71          6.39         5.94         6.12          6.90         6.21         6.49         5.79         5.49          5.61
      72          6.56         6.11         6.29          7.16         6.44         6.72         5.94         5.63          5.75
      73          6.73         6.29         6.47          7.43         6.68         6.98         6.09         5.78          5.90
      74          6.90         6.48         6.65          7.71         6.94         7.25         6.24         5.94          6.06
      75          7.08         6.67         6.83          8.02         7.22         7.54         6.41         6.11          6.23



             These tables are based on an annual interest rate of 3%
                   and the Annuity 2000 Mortality Tables.


FORM A3028-99                         25

                     FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED


                        Joint and Survivor Life Annuity
                                    Older Age


                   50        55     60        65       70          75       80

   Y     50       3.53      3.61     3.68      3.73     3.76     3.79      3.80
   O
   U     55                 3.77     3.88      3.97     4.04     4.08      4.11
   N
   G     60                          4.10      4.25     4.36     4.45      4.50
   E
   R     65                                    4.55     4.74     4.90      5.01

         70                                             5.16     5.43      5.64
   A
   G     75                                                      6.02      6.41
   E
         80                                                                7.25



                   Joint and Two-Thirds Survivor Life Annuity
                                    Older Age


                   50        55     60        65       70          75       80

   Y     50       3.80      3.93     4.09      4.25     4.43     4.61      4.80
   O
   U     55                 4.11     4.29      4.49     4.70     4.91      5.13
   N
   G     60                          4.53      4.77     5.02     5.29      5.55
   E
   R     65                                    5.09     5.42     5.75      6.07

   A     70                                             5.88     6.31      6.75
   G
   E     75                                                      6.99      7.59

         80                                                                8.58



             These tables are based on an annual interest rate of 3%
                    and the Annuity 2000 Mortality Tables.


FORM A3028-99                         26

                    FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                   FOR EACH $1,000 OF ANNUITY VALUE APPLIED


                       Number         Variable or Certain Annuity
                      of Years           for a Certain Period

                          5                    17.91

                         10                     9.61

                         15                     6.87

                         20                     5.51

                         25                     4.71

                         30                     4.18



             These tables are based on an annual interest rate of 3%.
                    and the Annuity 2000 Mortality Tables.


FORM A3028-99                         27

                              GENERAL PROVISIONS

Entire Contract            The entire contract consists of this contract, any
                           application attached at issue, riders,
                           Specifications pages and endorsements.

Misstatement of Age        If the age or sex of an individual is misstated,
or Sex                     the Company will adjust all benefits payable to
                           that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments.

Failure to Notify Company  After the Annuity Date and once notified of the
of Annuitant Death         Annuitant's death, the Company reserves the right
                           to recover any overpaid annuity benefit payments.

Modifications              Only the President or Vice President of the Company
                           may modify or waive any provisions of this contract.
                           Agents or Brokers are not authorized to do so.

Incontestability           The Company cannot challenge the validity of this
                           contract after it has been in force for more than two years from the issue date.

Change of Annuity Date     The Owner may change the Annuity Date by Request at
                           any time after the issue date. The request must be received at the Principal Office at least one month before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative
                           Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report              The Company will furnish an annual report to the
                           Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee
                           Period Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or     The Company reserves the right, subject to
Substitution of            compliance with applicable law, to add to, delete
Investments                from, or substitute for the shares of a Fund that
                           are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.


FORM A3028-99                         28
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                           The Company will not substitute shares attributable
                           to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.

                           The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

Changes in Law             The Company reserves the right to make any changes
                           to provisions of the contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name             Subject to compliance with applicable law, the
                           Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                The Variable Account is not currently subject to
Considerations             tax, but the Company reserves the right to assess a
                           charge for taxes if the Variable Account becomes subject to tax.

Splitting of Units         The Company reserves the right to split the value of
                           a unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate     The investment performance of Separate Account
Account                    assets is determined separately from the other
                           assets of the Company. The assets of a Separate
                           Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with liabilities from any other business that the Company may conduct.


FORM A3028-99                         29
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            Flexible Payment Deferred Variable and Fixed Annuity
            Annuity Benefit Payments Payable on the Annuity Date
   Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                              Non-Participating


FORM A3028-99                         30